UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2004

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota

1-9595

41-0907483

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South Richfield, Minnesota		55423
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 22, 2004, Best Buy Co., Inc. entered into an agreement with, among other lenders, U.S. Bank National Association, as one of the lenders and as administrative agent and lead arranger for the lenders, and Wachovia Bank, National Association and JPMorgan Chase Bank, N.A., each as one of the lenders and as co-syndication agent for the lenders, for a new $200 million revolving credit facility that is guaranteed by certain of its subsidiaries. The new revolving credit facility will mature in December 2009, and replaces the registrant’s $200 million revolving credit facility that was due to mature in March 2005. Borrowings under the new revolving credit facility are unsecured and bear interest at rates specified in the agreement. The agreement contains covenants that require the registrant to maintain certain financial ratios. A copy of the agreement for the new revolving credit facility will be filed as an Exhibit with the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended November 27, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: December 23, 2004	/s/ Darren R. Jackson
Darren R. Jackson
Executive Vice President – Finance and
Chief Financial Officer